Exhibit 3.3
Amended and Restated By-Laws
of
Yakun International Investment & Holding Group

ARTICLE I

OFFICES

The principal office of the corporation shall be located at a place determined from time to time by resolution of the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION  1   ANNUAL MEETINGS

The annual meeting of the shareholders shall be held each year on a date and at a time designated by the board of directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

SECTION  2   SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders if not less than one-tenth of all the outstanding shares of the corporation entitled to vote are at the meeting.

SECTION  3   PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation.

SECTION  4   NOTICE OF MEETING

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the Shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION  5   QUORUM

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION  6   PROXIES

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the Shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION  7   VOTING OF SHARES

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 8   ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING OF SHAREHOLDERS

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting of a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

SECTION  1   GENERAL POWERS

The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION  2   NUMBER, TENURE, AND QUALIFICATIONS

The number of Directors of the corporation shall be at least one but not more than seven. Each director shall hold office until the next annual meeting of shareholders and until the Director’s successor shall have been elected and qualified.

SECTION  3   REGULAR MEETINGS

A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

SECTION  4   SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

SECTION  5   NOTICE

Notice of any special meeting shall be given at least four days previously thereto by written notice delivered personally or mailed to each Director at their customary business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION  6   QUORUM

A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION  7   MANNER OF ACTING

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION  8   VACANCIES

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

SECTION  9   COMPENSATION

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 10   EXECUTIVE COMMITTEE

The Board of Directors, by resolution adopted by the majority of the Directors fixed by the by-laws, may designate a committee of not less than two Directors which committee, in absence of a resolution of the Board of Directors limiting or restricting its authority shall have and may exercise all of the authority of the Board of Directors in the management of all business and affairs of the corporation, except the Executive Committee may not fill vacancies in the Board of Directors or amend these by-laws. The Board of Directors may at any time remove any member of the Executive Committee with or without cause and may terminate or in any way in its sole discretion limit or restrict the authority of the Executive Committee. The Committee shall keep a record of its proceedings and report such proceedings to the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1  OFFICERS.

The officers of this corporation shall consist of a president, one or more vice presidents, a secretary and a chief financial officer who shall be chosen by the board of directors and such other officers, including but not limited to a chairman of the board and a treasurer, as the board of directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the board of directors may prescribe. Any two or more of such offices may be held by the same person. The board of directors may designate one or more vice presidents as executive vice presidents or senior vice presidents. Either the chairman of the board or the president, as the board of directors may designate from time to time, shall be the chief executive officer of the corporation. The board of directors may from time to time designate the president or any executive vice president as the chief operating officer of the corporation. Any vice president, treasurer or assistant treasurer, or assistant secretary, respectively, may exercise any of the powers of the president, the chief financial officer or the secretary, respectively, as directed by the board of directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the board of directors.

SECTION 2   TERMS OF OFFICE AND COMPENSATION.

The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

SECTION 3  RESIGNATION OF OFFICERS AND VACANCIES.

Any officer of the corporation may be removed at the pleasure of the board of directors at any meeting. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the board of directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

SECTION 4                      CHAIRMAN OF THE BOARD.

The chairman of the board, if such an officer be elected, shall have general supervision, direction and control of the corporation's business and affairs, and, if present, preside at meetings of the stockholders and the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. The chairman of the board shall report to the board of directors.

SECTION 5                      CHIEF EXECUTIVE OFFICER.

The chief executive officer, in the absence of a chairman of the board, shall perform the functions and have the responsibilities of the chairman of the board.

SECTION 6                       PRESIDENT.

The powers and duties of the president are:

(a)  To direct and manage the day-to-day business activities and general affairs of the corporation.  The president shall report to the board of directors.

(b)  To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the president, should be executed on behalf of the corporation, and to sign certificates for shares of stock of the corporation.

(c)  To have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

SECTION 7                      VICE PRESIDENTS.

In case of the absence, disability or death of the president, the elected vice president, or one of the elected vice presidents, shall exercise all the powers and perform all the duties of the president. If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the board of directors. The elected vice president or elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

SECTION 8                      SECRETARY.

The powers and duties of the secretary are:

(a)  To keep a book of minutes at the principal office of the corporation, or such other place as the board of directors may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

(b)  To keep the seal of the corporation and affix the same to all instruments which may require it.

(c)  To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d)  To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e)  To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Article VI, Section 1 hereof.

(f)  To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.

(g)  Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the board of directors.

SECTION 9                      CHIEF FINANCIAL OFFICER.

The powers and duties of the chief financial officer are:

(a)  To supervise the corporate-wide treasury functions and financial reporting to external bodies.

(b)  To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer's discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the board of directors.

(c)  To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the corporation.

(d)  To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.

(e)  To render to the president and to the board of directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(f)  Generally to do and perform all such duties as pertain to the office of chief financial officer and as may be required by the board of directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION  1   CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION  2   LOANS

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION  3   CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION  4   DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION  1   CERTIFICATES FOR SHARES

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION  2   TRANSFER OF SHARES

Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by a legal representative, who shall furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December of each calendar year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX

SEAL

The Board of Directors has elected to have no corporate seal.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Nevada Revised Statutes, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular of special meeting of the Board of Directors, or by affirmative vote of a majority of the outstanding shares.